UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 1, 2016, Ameri Holdings, Inc. (the “Company”) entered into that certain Loan and Security Agreement (the “Loan Agreement”), with its wholly-owned subsidiaries Ameri and Partners Inc and BellSoft, Inc. as borrowers (the “Borrowers”), the Company and its wholly-owned subsidiaries Linear Logics, Corp. and Winhire Inc serving as guarantors (the “Guarantors”), the Company’s Chief Executive Officer, Giri Devanur, serving as a validity guarantor, and Sterling National Bank, N.A. (as lender and as agent, “Sterling”).

Under the Loan Agreement, the Borrowers are able to borrow up to an aggregate of $10 million, which includes up to $8 million in principal for revolving loans (the “Revolving Loans”) for general working capital purposes, up to $2 million in principal pursuant to a term loan (the “Term Loan”) for the purpose of a permitted business acquisition and up to $200,000 for letters of credit.  A portion of the proceeds of the Loan Agreement were also used to repay the November 20, 2015 credit facility that was entered into among the Company, its wholly-owned subsidiary BellSoft, Inc. and Federal National Payables, Inc.

The Loan Agreement has a term of three years, which will automatically renew unless a written notice of termination is given by the Borrowers or Sterling to the other at least 60 days prior to the end of the original or any renewed term.

Interest under the Loan Agreement is payable monthly in arrears and accrues as follows:

(a)	in the case of Revolving Loans, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 2.00%;

(b)	in the case of the Term Loan, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 3.75%; and

(c)	in the case of other obligations of the Borrowers, a rate per annum equal to the sum of (i) the greater of (A) 3.25% or (B) Wall Street Journal Prime Rate plus (ii) 3.75%.

The Loan Agreement also requires the payment of certain fees, including, but not limited to letter of credit fees and an unused Revolving Loans fee.

The Loan Agreement contains financial and other covenant requirements, including, but not limited to, financial covenants that require the Borrowers to not permit capital expenditures above $150,000 in any fiscal year, maintain a fixed charge coverage ratio of not less than 2.00 to 1.00 and maintain certain debt to EBITDA ratios. The Loan Agreement also requires the Company and Borrowers to obtain Sterling’s consent before making any permitted acquisitions.

The amounts borrowed by the Borrowers under the Loan Agreement are guaranteed by the Guarantors.  The Loan Agreement is secured by substantially all of the Borrowers’ assets.  The foregoing description of the Loan Agreement is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1
Loan and Security Agreement, dated as of July 1, 2016, by and among Ameri and Partners Inc, BellSoft, Inc., Ameri Holdings, Inc., Linear Logics, Corp., Winhire Inc, Giri Devanur, the lenders which become a party to the Loan and Security Agreement, and Sterling National Bank, N.A. (a lender and as agent for the lenders).

Exhibit 99.1	Press Release, dated July 6, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2016	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1
Loan and Security Agreement, dated as of July 1, 2016, by and among Ameri and Partners Inc, BellSoft, Inc., Ameri Holdings, Inc., Linear Logics, Corp., Winhire Inc, Giri Devanur, the lenders which become a party to the Loan and Security Agreement, and Sterling National Bank, N.A. (a lender and as agent for the lenders).

Exhibit 99.1	Press Release, dated July 6, 2016.